Subsidiaries of the Registrant
                         ------------------------------


                  Name                          State or Country of Organization
                  ----                          --------------------------------
               IC Sensors                                  California
   Measurement Specialties UK Limited                    United Kingdom
           Measurement Limited                             Hong Kong
Jingliang Electronics (Shenzhen) Co. Ltd.                    China